UNDERWRITING AGREEMENT

AGREEMENT made this 14th day of September, 2000, between Millennium Income Trust, a Massachusetts business trust (hereinafter called the "Fund"), and The Malachi Group, Inc., a Georgia corporation (hereinafter called the "Underwriter");

                                   WITNESSETH:

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. The Fund hereby appoints the Underwriter as its agent for the distribution of units of beneficial interest (hereinafter called "shares") of any of the Fund's authorized Portfolios in jurisdictions wherein shares of the Fund may be legally offered for sale; provided, however, that the Fund in its absolute discretion may issue or sell shares directly to holders of shares of the Fund upon terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise.

     2. The Underwriter hereby accepts appointment as agent for the distribution of the shares of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Declaration of
Trust and Bylaws of the Fund and in accordance with the then effective registration statement ("Registration Statement") of the Fund under the Securities Act (and related prospectus).

     3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

     4. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

     5. The Underwriter shall hold itself available to receive or will arrange for the receipt of orders for the purchase of shares of each Portfolio and shall have authority to receive and accept or reject, or arrange for the receipt and acceptance of, such orders in accordance with the provisions hereof and the then effective Registration Statement of the Fund.

     6. Shares of the Fund offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the Fund's then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any

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public  offering  price for shares of the Fund shall be the net asset  value per share. The net asset value per share shall be determined in the manner and at the times set forth in the then effective Registration Statement (and related prospectus) relating to such shares.

     7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such sales.

     8. The Underwriter shall arrange to have the transfer agent issue and deliver on behalf of the Fund such confirmations of sales made by it as agent pursuant to this Agreement as may be required. At or prior to the time of issuance of shares, the Underwriter will cause to be paid to the Fund the amount due the Fund for the sale of such shares. Shares shall be registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

     9. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

     10. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Fund. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by others in connection with the sale of such shares any statements, other than those contained in the Fund's current prospectus or statement of additional information, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Fund with copies of all such material.

     11. The Underwriter shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, or authorize any others to make, any short sales of shares of the Fund.

     12. The Underwriter, as agent of and for the account of the Fund, may repurchase the shares of the Fund as such prices and upon such terms and conditions as shall be specified in the current prospectus or statement of additional information of the Fund.

     13. In selling or reacquiring shares of the Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be, and will indemnify and save harmless the Fund form any damage or expense resulting from the gross negligence of the Underwriter, or any employee, representative or agent of the Underwriter. The Underwriter will observe and be bound by all the provisions of the Declaration of Trust and Bylaws of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940 and set forth in

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

the Registration Statement, or as to which notice shall otherwise have been given to the Underwriter) which at any time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

     14. The Underwriter will require each of its employees, agents or representatives to conform to the provisions hereof and the Registration Statement (and related prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Fund's shares, and neither the Underwriter nor any such employees, agents or representatives shall withhold the placing of purchase orders so as to make a profit thereby.

     15. The Underwriter shall not disclose nonpublic personal information (as defined in Section 248.3(t) of Regulation S-P), except as necessary to carry out the purposes for which the Fund disclosed such information to the Underwriter, or as permitted under Sections 248.14 and 248.15 of Regulation S-P in the ordinary course of business to carry out the purposes encompassed by those provisions.

     16. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to federal, state or other governmental agencies on account of the registration or qualifications of securities issued by the Fund or otherwise. The Fund will also pay or cause to be paid expenses incident to the issuance of shares of beneficial interest, such as the cost of share certificates, issues taxes and fees of the transfer agent. The Underwriter will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement of report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

     17. This Agreement shall become effective on the date hereof and shall continue in effect for two years after the effective date and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this Agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

     18. This Agreement shall automatically terminate in the event of its assignment.

     19. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal place of business or such other address as such other party may designate for the receipt of such notice.

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

     20. This Agreement shall be construed in accordance with applicable federal law and the laws of the Commonwealth of Massachusetts.

     21. A copy of the Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given to Underwriter that this Agreement has been executed on behalf of Fund by the undersigned officer of the Fund in his capacity as an officer of Fund. The Underwriter agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in any case to the Trust and its assets and that the Underwriter shall not seek satisfaction of any such obligations from the Shareholders of the Trust, the Trustees, officers, employees or agents of the Trust or any of them individually.

     IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized as of the day and year first written.

                                        MILLENNIUM INCOME TRUST

                                        By: /s/ James A. Casselberry, Jr.
                                            -----------------------------


                                        THE MALACHI GROUP, INC.

                                        By: /s/ Porter B. Bingham
                                            -----------------------------

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